Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-110980), Form S-1 (No. 333-102077), Form S-8 (No. 333-101136), Form S-3 (No. 333-114921), Form S-8 (No. 333-117394) and Form S-3 (No. 333-131757) of NII Holdings, Inc. of our reports dated March 21, 2006 relating to the financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appear in this Form 10-K.
/s/ PricwaterhouseCoopers LLP
McLean, Virginia
March 21, 2006